UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2023

Squarespace, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40393 (Commission File Number)	20-0375811 (IRS Employer Identification No.)

225 Varick Street,12th Floor New York,New York (Address of Principal Executive Offices)	10014 (Zip Code)
(646) 580-3456
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SQSP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 15, 2023, in connection with the asset purchase discussed further below (the “Acquisition”), Squarespace, Inc. (“Company”) entered into Amendment No. 1 to its Amended and Restated Credit Agreement (the “Amendment”), dated June 15, 2023 by and between the Company and other credit parties named therein, and the lender JPMorgan Chase Bank, N.A., as Administrative Agent. The amendment will, among other things, establish additional Term Loan Commitments (as defined therein) in an aggregate principal amount of $100 million. The loans under the Term Loan Commitments will fund on the closing date of the Acquisition.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above with respect to the Amendment is incorporated herein by reference into this Section 2.03 of this Report.

Item 7.01    Regulation FD Disclosure.
On June 15, 2023, the Company issued a press release announcing that it has entered into a definitive agreement with Google LLC to acquire, among other things, all customer domain name registrations for which Google is the registrar or reseller for $180 million. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by the Company dated June 15, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARESPACE, INC.

Dated: June 15, 2023	By:	/s/ Courtenay O’Connor
Courtenay O’Connor
General Counsel and Secretary
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